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                                                                     Exhibit 4.5

                          AMENDMENT AND WAIVER OF RIGHT


      This amendment and waiver of right, dated as of September 6, 2000, ("Amendment and Waiver"), pursuant to the following agreements, all dated as of March 10, 2000, by and between NETGEAR, Inc., a Delaware corporation (the "Company"), Nortel Networks NA Inc., a Delaware corporation ("Nortel Networks"), and Pequot Private Equity Fund II, L.P. ("Pequot"): the Series B Convertible Participating Preferred Stock Purchase Agreement (the "Stock Purchase Agreement"), Investors Agreement (the "Rights Agreement"), and Voting Agreement (the "Voting Agreement"; the Stock Purchase Agreement, the Rights Agreement and Voting Agreement collectively referred to as the "Related Agreements"). Capitalized terms used herein, unless specifically defined herein, have the meanings assigned them in the Stock Purchase Agreement, the Rights Agreement and the Voting Agreement.

                                    RECITALS

      A. WHEREAS, pursuant to the Stock Transfer Agreement, dated as of September 6, 2000 (the "Stock Transfer Agreement"), by and between Nortel Networks, the Company, and the transferees listed in Exhibit A attached thereto and set forth below (the "Transferees"), Nortel Networks desires to transfer and sell to Transferees, and Transferees desire to purchase from Nortel Networks, 3,414,914 shares of Series A Convertible Participating Preferred Stock of the Company ("Series A Preferred Stock"), with the number of shares to be purchased and the aggregate purchase price to be paid for the Series A Preferred Stock set forth opposite the name of each Transferee in Exhibit A, all according to the terms and conditions set forth in the Stock Transfer Agreement and the Related Agreements.

      B. WHEREAS, pursuant to Section 4.3 of the Stock Purchase Agreement,
Section 5 of the Rights Agreement, and Section 10 of the Voting Agreement, Nortel Networks desires to provide written notice to the Company and Pequot of its desire to sell and transfer to the Transferees such shares of Series A Preferred Stock.

      C. WHEREAS, pursuant to Section 4.4 of the Stock Purchase Agreement, the Company and Pequot desire to waive their respective Mutual Rights of First Refusal held by them pursuant to the Stock Purchase Agreement.

      D. WHEREAS, in order for the Company to expand its shareholder base and demonstrate to potential investors a broad range of existing shareholders, the Company, Pequot and Nortel Networks hereby agree to amend Section 4.2 and
Section 9.2(b) of the Stock Purchase Agreement and Section 4 of the Rights Agreement to provide for permissible transfers by the Transferees to affiliates of such Transferees and to amend the terms "Purchasers" and "Stockholders," as they are defined in Rights Agreement, to include the Transferees within the definition of "Purchaser" and Delta International Holding Limit within the definition of "Stockholder."

      NOW, THEREFORE, in consideration of the forgoing, the parties agree as follows:

      1. The undersigned parties, acting in their capacity as duly authorized officers of the Company and Pequot, respectively, hereby acknowledge and waive each of their Mutual Right of



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First Refusal held by them pursuant to Section 4 of the Stock Purchase Agreement with respect to the above-referenced transaction.

     2. Section 4.2 of the Stock Purchase Agreement is amended to read in its entirety as follows:

          "4.2 Transfers Not Subject to Restrictions. Any Investor, including such successors and assigns of Investor, may Transfer Shares without compliance with the provisions of this Agreement as follows: by an Investor which is (i) a partnership, to an affiliate of such partnership, or a corporation, to a wholly owned subsidiary of such corporation or in a distribution to its stockholders; (ii) a partnership or affiliated partnership, to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner; (iii) a limited liability company, to a member of such limited liability company or a retired member who resigns after the date hereof or to the estate of any such member or retired member; or (iv) in any event to a partner, shareholder, member, parent, wholly-owned subsidiary or Affiliate of an Investor (Affiliate is defined as any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such Investor) (collectively "Permitted Transferees"), and in the case of Shamrock Holdings of California, Inc. ("Shamrock"), Permitted Transferees shall also include (x) Shamrock Holdings, Inc. ("Holdings") and Private Equity Holdings, A.G ("PEH"); (y) any entity 50% or more of whose voting or equity securities are owned, directly or indirectly by, Holdings, PEH, a Permitted Transferee of Holdings or PEH any executive officers of Shamrock and/or any member of the Roy E. Disney family (or any trust for his/her benefit) and (z) any entity in which Holdings or a Permitted Transferee of Holdings or any of the foregoing referenced in clause (y) serves as a general partner or manager; provided that the transferee in each case agrees in writing to be subject to the terms of this Agreement to the same extent as if it were an original Investor hereunder."

     3. Section 9.2(b) of the Stock Purchase Agreement is amended to read in its entirety as follows:

          "(b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Purchaser which is a corporation to a wholly owned subsidiary of such corporation or to its stockholders as a dividend, a transfer by a Purchaser which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, to an affiliate of such partnership or to the estate of any such partner or retired partner, a transfer by a Purchaser which is a limited liability company to a member of such limited liability company or a retired member who resigns after the date hereof or to the estate of any such member or retired member, a transfer by a Purchaser, which shall include such successors and assigns of Purchaser, to a partner, shareholder, member, parent, wholly-owned subsidiary or Affiliate or Permitted Transferee of a Purchaser; provided that the transferee in each case agrees in writing to be subject to the terms of this Section 9 to the same extent as if it were the original Purchaser hereunder, or (ii) a transfer made in accordance with Rule 144 under the Securities Act."



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     4.   As the term "Purchaser" is defined in the Rights Agreement, Shamrock
Holdings of California, Inc. shall be deemed a "Purchaser" and BMO Nesbitt Burns Capital (U.S.), Inc. shall be deemed a "Purchaser." As the term "Purchaser" is defined in the Rights Agreement, Blue Ridge Private Equity Fund, LLC and Blue Ridge Limited Partnership shall be deemed as acting jointly and severally to be one (1) "Purchaser." As the term "Purchaser" is defined in the Rights Agreement, The Abernathy Group HSN Fund, L.P. and The Abernathy Group Institutional HSN Fund, L.P. shall be deemed as acting jointly and severally to be one (1) "Purchaser."

     5. Section 4 of the Rights Agreement is amended to read in its entirety as follows:

          "4. Transfers of Rights. This Agreement, and the rights and obligations of each Stockholder hereunder, may be assigned, in whole or in part, by such Stockholder to (i) any person or entity to which at least 500,000 Shares are transferred by such Stockholder, (ii) any partner or stockholder of such Stockholder, (iii) any venture capital fund, investment entity or investment account for which Pequot Capital Management, Inc. or its successors or assigns is the investment manager or investment advisor or (iv) if such Stockholder is a corporation, a wholly owned subsidiary of such corporation or in a distribution to its stockholders, and (iv) to a partner, shareholder, member, parent, wholly-owned subsidiary or Affiliate of each Stockholder (Affiliate is defined as any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such Stockholder) (collectively "Permitted Transferees"), and in the case of Shamrock Holdings of California, Inc. ("Shamrock"), Permitted Transferees shall also include (x) Shamrock Holdings, Inc. ("Holdings") and Private Equity Holdings, A.G ("PEH"); (y) any entity 50% or more of whose voting or equity securities are owned, directly or indirectly by, Holdings, PEH, a Permitted Transferee of Holdings or PEH any executive officers of Shamrock and/or any member of the Roy E. Disney family (or any trust for his/her benefit) and (z) any entity in which Holdings or a Permitted Transferee of Holdings or any of the foregoing referenced in clause (y) serves as a general partner or manager, and in each case such transferee shall be deemed a "Stockholder" and, if applicable, a "Purchaser" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company and agrees in writing to be bound hereby."

     6. Section 1 of the Rights Agreement is amended to read in its entirety as follows:

          "Stockholders" means Nortel Networks, the Purchasers, Delta International Holding Limit ("Delta") and any persons or entities to whom the rights granted under this Agreement are transferred by Nortel Networks, the Purchasers, Delta, their successors or assigns pursuant to Section 4 hereof."

                           [SIGNATURE PAGE TO FOLLOW]



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     IN WITNESS WHEREOF, the parties hereto have executed this Waiver as of the day and year first above written. This Amendment and Waiver may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                                        NETGEAR, INC.


                                        Name:
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                                        By:
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                                        Its:
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                                        NORTEL NETWORKS NA, INC.


                                        Name:
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                                        By:
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                                        Its:
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                                        PEQUOT PRIVATE EQUITY FUND II, L.P.


                                        Name:
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                                        By:
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                                        Its:
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